CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2015, relating to the financial statements and financial highlights, which appear in the February 28, 2015 Annual Report to Shareholders of Columbia Convertible Securities Fund, Columbia International Opportunities Fund (formerly known as Columbia Marsico International Opportunities Fund), Columbia International Value Fund, Columbia Large Cap Enhanced Core Fund, Columbia Large Cap Index Fund, Columbia Marsico 21st Century Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Global Fund, Columbia Marsico Growth Fund, Columbia Mid Cap Index Fund, Columbia Mid Cap Value Fund , Columbia Select International Equity Fund (formerly known as Columbia Multi-Advisor International Equity Fund), Columbia Select Large Cap Equity Fund, Columbia Small Cap Index Fund, Columbia Small Cap Value Fund II and Columbia Overseas Value Fund (sixteen of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 25, 2015